As filed with the Securities and Exchange Commission on December 23, 2005

                           REGISTRATION NO 333-124742

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MANARIS CORPORATION
               (FORMERLY KNOWN AS C-CHIP TECHNOLOGIES CORPORATION)
                 (Name of small business issuer in its charter)



     Nevada                          3576                         88-0467845
(State or Other          (Primary Standard Industrial           (IRS Employer
Jurisdiction of               Classification Code)             Identification #)
 Organization)

MANARIS CORPORATION                          Nevada Corporate Headquarters, Inc.
1155 Rene-Levesque                           101 Convention Center Drive
Suite 2720                                   Suite 700
Montreal, Quebec                             Las Vegas, Nevada 89109
Canada H3B 2K8                               (702) 873-3488
(514) 337-2447
(Address and telephone of                    (Name, address and telephone
registrant's executive office)               number of agent for service)

                                   Copies to:
                               Darrin Ocasio Esq.
                          1065 Avenue of the Americas,
                                   21st Floor
                            New York, New York 10018
                                 (212) 981-6773

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. |_|

                          DEREGISTRATION OF SECURITIES

This post effective amendment to the registration statement filed on May 9, 2005, as amended, relates to the deregistration of 5,016,960 shares of common stock underlying our Class A, Series A, Series E and Series F Warrants. The securities being deregistered are being included in an amendment to our registration statement filed on November 7, 2005.

The table below sets forth information concerning the securities being deregistered. The following table also sets forth the name of each person whose securities are being deregistered. The persons whose securities are being registered participated in our July 2005 Warrant Offering. The following securities are being deregistered:

* 638,112 shares of common stock underlying our Class A Warrants. The exercise price of the Class A Warrants was reduced from $1.00 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,869,231 shares of common stock underlying our Series A Warrants. The exercise price of the Series A Warrants was reduced from $1.10 to $0.35 pursuant to our July 2005 Warrant Offering.

* 1,596,155 shares of common stock underlying our Series E Warrants. The exercise price of the Series E Warrants was reduced from $0.75 to $0.35 pursuant to our July 2005 Warrant Offering.

* 913,462 shares of common stock underlying our Series F Warrants. The exercise price of the Series F Warrants was reduced from $0.70 to $0.35 pursuant to our July 2005 Warrant Offering.


--------------------------------------------------------------------------
NAME                                          TOTAL SHARES DEREGISTERED
--------------------------------------------------------------------------
MarketWise Trading Inc.                       200,000 (1)
--------------------------------------------------------------------------
Republic Aggressive Growth Inc.               147,203 (2)
--------------------------------------------------------------------------
Rock Capital Partners LLC                     200,000 (3)
--------------------------------------------------------------------------
Mystic Partners LLC                            90,909 (4)
--------------------------------------------------------------------------
Gamma Opportunity Capital Partners LP         769,231 (5)
--------------------------------------------------------------------------
Longview Fund, LP                             615,385 (6)
--------------------------------------------------------------------------
AS Capital Partners LLC                       100,000 (7)
--------------------------------------------------------------------------
Gryphon Master Fund L.P.                      384,615 (8)
--------------------------------------------------------------------------
Ellis International                           173,077 (9)
--------------------------------------------------------------------------
Enable Growth Partners LP                     307,692 (10)
--------------------------------------------------------------------------
Truk International Fund LP                     36,923 (11)
--------------------------------------------------------------------------
Truk Opportunity Fund LP                      578,463 (12)
--------------------------------------------------------------------------
TCMP3 Partners                                230,769 (13)
--------------------------------------------------------------------------
Whalehaven Capital Fund Limited               307,692 (14)
--------------------------------------------------------------------------
JGB Capital LP                                384,616 (15)
--------------------------------------------------------------------------
Silver Oaks Investments Inc.                  144,231 (16)
--------------------------------------------------------------------------
DKR Soundshore Oasis Holding Fund Ltd.        192,308 (17)
--------------------------------------------------------------------------
Monarch Capital Fund Ltd.                     153,846 (18)
--------------------------------------------------------------------------
TOTAL                                       5,016,960
--------------------------------------------------------------------------

----------
(1)   Represents 200,000 shares of common stock underlying Class A Warrants.
(2)   Represents 147,203 shares of common stock underlying Class A Warrants.
(3)   Represents 200,000 shares of common stock underlying Class A Warrants.
(4)   Represents 90,909 shares of common stock underlying Class A Warrants.
(5)   Represents 769,231 shares of common stock underlying Series A Warrants.
(6)   Represents 615,385 shares of common stock underlying Series A Warrants.
(7)   Represents 100,000 shares of common stock underlying Series A Warrants.
(8)   Represents 384,615 shares of common stock underlying Series A Warrants.
(9) Represents 67,308 shares of common stock underlying Series E Warrants and 105,769 shares of common stock underlying Series F Warrants.
(10) Represents 230,769 shares of common stock underlying Series E Warrants and 76,923 shares of common stock underlying Series F Warrants.
(11) Represents 27,692 shares of common stock underlying Series E Warrants and 9,231 shares of common stock underlying Series F Warrants.
(12) Represents 433,847 shares of common stock underlying Series E Warrants and 144,616 shares of common stock underlying Series F Warrants.
(13) Represents 173,077 shares of common stock underlying Series E Warrants and 57,692 shares of common stock underlying Series F Warrants.
(14) Represents 230,769 shares of common stock underlying Series E Warrants and 76,923 shares of common stock underlying Series F Warrants.
(15) Represents 288,462 shares of common stock underlying Series E Warrants and 96,154 shares of common stock underlying Series F Warrants.
(16)  Represents 144,231 shares of common stock underlying Series E Warrants.
(17)  Represents 192,308 shares of common stock underlying Series F Warrants.
(18)  Represents 153,846 shares of common stock underlying Series F Warrants.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on this 23rd day of December, 2005.

                                  MANARIS CORPORATION


                                  BY: /s/ John Fraser
                                      ------------------------------------------
                                      John Fraser, President and Chief Executive
                                      Officer (Principal Executive Officer)

                                  BY: /s/ Andre Monette
                                      ------------------------------------------
                                      Andre Monette, Chief Financial Officer,
                                      Secretary and Treasurer and (Principal
                                      Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Stephane Solis, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures             Title                                   Date
--------------------   -------------------------------------   -----------------

/s/ John Fraser        President and Chief Executive Officer   December 23, 2005
                      (Principal Executive Officer)


/s/ Andre Monette      Chief Financial Officer, Secretary and  December 23, 2005
--------------------   Treasurer (Principal Financial and
Andre Monette          Accounting) Officer


/s/ Robert G. Clarke   Chairman of the Board of Directors      December 23, 2005
--------------------
Robert G. Clarke


/s/ Cherry Lim         Director                                December 23, 2005
--------------------
Cherry Lim


/s/ Jos Wintermans     Director                                December 23, 2005
--------------------
Jos Wintermans


/s/ Bernard Bougie     Director                                December 23, 2005
--------------------
Bernard Bougie